Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Global Share Plan and 2018 Share Incentive Plan of Pinduoduo Inc. of our report dated April 24, 2019, with respect to the consolidated financial statements of Pinduoduo Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

September 23, 2019